Exhibit 10.3

LEASE

THIS LEASE (the “Lease”), dated as of August 31, 2012, is made by and between TORBURN PRATT BOULEVARD, LLC, a Delaware limited liability company (“Landlord”), and MATERIAL SCIENCES CORPORATION, a Delaware corporation (“Tenant”).

ARTICLE 1—LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a) Leased Premises (shown outlined on Exhibit A attached hereto): Approximately 35,000 rentable square feet of office space on the second floor of the building commonly known as 2200 East Pratt Boulevard, Elk Grove Village, Illinois and containing 273,681 rentable square feet (the “Building”).

(b) Annual Rent:

Year 1	$280,000.00
Year 2	$280,000.00
Year 3	$280,000.00
Year 4	$280,000.00

(c) Monthly Rental Installments:

Months 1 - 12	$23,333.33
Months 13 - 24	$23,333.33
Months 25 - 36	$23,333.33
Months 37 - 48	$23,333.33

(d) Commencement Date: The date hereof.

(e) Lease Term: A term of four (4) years.

(f) Permitted Use: General office.

(g) Address for notices and payments are as follows:

Landlord Notices / :
Rental Payments	Attn : Michael Burns
c/o Torburn Partners, Inc.
1033 Skokie Boulevard
Suite 150
Northbrook, Illinois 60062
Telecopy: 847-562-1313

With copy to:	Selig Jindal LLP Attn: Randal J. Selig 1622 Willow Road, Suite 206 Northfield, Illinois 60093 Telecopy: 312-902-1061

Tenant:	Material Sciences Corporation Attn.: James Pawlak, Chief Financial Officer 2200 East Pratt Boulevard Elk Grove Village, Illinois 60007 Telecopy: 847-439-0737

With copy to:	Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, Illinois 60661-3693 Telecopy: 312-902-1061

EXHIBITS

Exhibit A –Leased Premises

Exhibit B – Historical Utility Usage

Exhibit C – Rules and Regulations

Exhibit D – Parking Lots

Section 1.02. Lease of Premises.

(a) Leased Premises. As of the Commencement Date, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the “Common Areas”): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others. Additionally, the Leased Premises shall include the exclusive right of Tenant and Tenant’s invitees to use seventy five (75) parking spaces, as designated on Exhibit D attached hereto).

(b) Truck and Semi-Trailer Parking. Tenant shall not be permitted to park tractor trucks and semi-trailers anywhere within the Leased Premises or the Common Areas.

(c) Intentionally omitted.

(d) Office Furniture. Landlord hereby grants Tenant an exclusive license to use any cubicle partitions currently located within the Leased Premises for the duration of the Lease Term.

ARTICLE 2—TERM AND POSSESSION

Section 2.01. Term. The Commencement Date and Lease Term shall be as set forth in Sections 1.01(d) and 1.01(e) above.

Section 2.02. “As Is” Condition. Tenant hereby accepts the Leased Premises in an “as is” physical condition and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof.

Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in “broom-clean condition” and in good order, condition and repair, (b) remove from the Leased Premises (i) Tenant’s Property (as defined in Section 8.01 below), (ii) all data and communications wiring and cabling (including above ceiling, below raised floors and behind walls) installed by Tenant, and (iii) any alterations required to be removed pursuant to Section 7.02 below, and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear and casualty damage excepted. All of Tenant’s Property that is not removed within ten (10) days following the expiration or earlier termination of this Lease shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant’s cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at two hundred percent (200%) of the Monthly Rental Installments for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3—RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Annual Rent in the Monthly Rental Installments in advance, without demand, deduction or offset, on the Commencement Date (unless such rent is in abatement under the terms hereof) and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder within five (5) days of being due. Landlord may, at Landlord’s option and to the extent allowed by applicable law, impose a late charge on any payments which are not received by Landlord on or before the due date, in an amount equal to five percent (5%) of the amount of the past due payment (the “Late Charge”). A Late Charge may be imposed only once on each past due payment. Any Late Charge will be in addition to Landlord’s other remedies for nonpayment of rent. In addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue by more than five (5) days, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the “Prime Rate”) plus seven percent (7%) per annum.

ARTICLE 4 – INTENTIONALLY DELETED

ARTICLE 5—OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

Section 5.02. Covenants of Tenant Regarding Use.

(a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Building and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building Rules and Regulations attached hereto as Exhibit C and made a part hereof, as may be modified from time to time by Landlord on reasonable written notice to Tenant.

(b) Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord’s directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

Section 5.03. Landlord’s Rights Regarding Use. Without limiting any of Landlord’s rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper, provided that the same does not unreasonably restrict Tenant’s use and enjoyment of the Leased Premises and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable advance notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant’s compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor, however, Landlord shall use reasonable efforts not to disrupt or interfere with Tenant’s business.

ARTICLE 6—UTILITIES

If Landlord so chooses, in its sole discretion, to install separately metered utility feeds to the Leased Premises or any part thereof, Tenant shall thereupon obtain in its own name and pay directly to the appropriate supplier the cost of all such separately metered utilities serving the Leased Premises.

However, until such time that a utility becomes separately metered, Tenant shall pay to Landlord as Additional Rent:

(a) with respect to electricity and natural gas, during each calendar month for the duration of the Lease Term, (i) prior to the earlier of May 1, 2013 or the date upon which Main Steel Polishing Company, Inc., moves into any office space in the Building (the “Conversion Date”), sixty-four percent (64%) of the historical average usage set forth on Exhibit B attached hereto, multiplied by the then applicable usage rate imposed by the utility provider ($/KwH or $/Decatherm), and (ii) from and after the Conversion Date, fifty percent (50%) of the historical average usage set forth on Exhibit B attached hereto, multiplied by the then applicable usage rate imposed by the utility provider ($/KwH or $/Decatherm); and

(b) with respect to water, during each calendar month for the duration of the Lease Term, (i) prior to the Conversion Date, sixty-four percent (64%) of one-twelfth (1/12) of the total annual historical average cost set forth on Exhibit B attached hereto, and (ii) from and after the Conversion Date, fifty percent (50%) of one-twelfth (1/12) of the total annual the historical average cost set forth on Exhibit B attached hereto.

Landlord agrees to (i) use commercially reasonable efforts to obtain the lowest pricing possible on all utilities serving the Leased Premises, and (ii) consult Tenant in connection with all utility procurement decisions.

Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

ARTICLE 7—REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Landlord’s Responsibility. During the term of this Lease, Landlord shall maintain in good condition and repair, and replace as necessary, the electrical systems, heating and air conditioning systems, sprinkler and plumbing systems, roof, floor slab, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, all at Landlord’s sole cost and expense; provided, however, that to the extent any of the foregoing items require repair or replacement because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant’s expense. Landlord agrees to undertake all necessary repairs and replacements as required hereunder with commercially reasonable diligence.

Section 7.02. Alterations. Except for non-structural alterations and alterations that do not affect building HVAC, plumbing or other systems all of which not to exceed $25,000.00 per calendar year, Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord’s option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord’s consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration and any related lien.

ARTICLE 8—INDEMNITY AND INSURANCE

Section 8.01. Release. All of Tenant’s trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant’s Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04. Tenant’s Insurance.

(a) During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $2,000,000, and with general aggregate limits of not less than $5,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii) Property Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of Tenant’s Property and betterments (including alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall include an agreed amount endorsement waiving coinsurance limitations.

(iii) Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law.

(iv) Business Interruption Insurance. Business Interruption Insurance with limits not less than an amount equal to eighteen (18) months rent hereunder.

(b) All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant’s insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies. On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 or ACORD 25-S (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, together with a copy of the endorsement(s) to Tenant’s commercial general liability policy evidencing primary and non-contributory coverage afforded to the appropriate additional insureds. Upon Tenant’s receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent.

Section 8.05. Landlord’s Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (all of which shall be at Landlord’s cost and expense):

(a) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $1,000,000, and with general aggregate limits of not less than $5,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b) Property Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii) and 8.05(b) above. The special form coverage insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 9—CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord’s obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were located in the Premises as of the Commencement Date, and further provided that Landlord shall have no obligation to restore or repair the Leased Premises in the event of total or partial destruction during the last two (2) years of the Term. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within two hundred ten (210) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

ARTICLE 10—EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord’s award.

ARTICLE 11—ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease.

(a) Subject to Section 11.02, Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

(b) By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord’s opinion (i) the Leased Premises are or may be in any way materially and adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days’ prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder, except those which expressly survive the termination of this Lease.

(c) If Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent.

Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days’ prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related entity that controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets or property; or (c) effectuate any public offering of Tenant’s stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a “Permitted Transferee”). For the purpose of this Article 11 (i) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 11.01 above.

ARTICLE 12—TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder for obligations of Landlord accruing from and after the date of such conveyance.

Section 12.02. Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (collectively, a “Mortgage”) presently existing or hereafter encumbering the Building by so declaring in such Mortgage. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease. Notwithstanding the foregoing, if the holder of the Mortgage shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant is not in Default. Upon written request from Tenant, Landlord agrees to use reasonable efforts to obtain from the holder of a Mortgage a subordination, attornment and non-disturbance agreement in such holder’s standard form and to facilitate the execution thereof by Tenant and such holder, all at no cost to Landlord.

ARTICLE 13—DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a “Default”:

(a) Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) days after the same is due.

(b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c) Intentionally Omitted.

(d) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(e) All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

In addition to the defaults described above, the parties agree that if Tenant receives written notice of a violation of the performance of any (but not necessarily the same) term or condition of this Lease two (2) or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord’s option, represent a separate Default.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a) Landlord may re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action.

(b) Without terminating this Lease, Landlord may terminate Tenant’s right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may (i) re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term (the “Accelerated Rent Difference”), or (ii) without re-letting, declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable as liquidated damages (the “Accelerated Rent”). Upon termination of possession, Tenant shall be obligated to pay to Landlord (A) the Accelerated Rent Difference or the Accelerated Rent, whichever is applicable, (B) all loss or damage that Landlord may sustain by reason of Tenant’s Default (“Default Damages”), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, and (C) all unpaid Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the “Prior Obligations”).

(c) Landlord may terminate this Lease and declare the Accelerated Rent to be immediately due and payable, whereupon Tenant shall be obligated to pay to Landlord (i) the Accelerated Rent, (ii) all of Landlord’s Default Damages, and (iii) all Prior Obligations. It is expressly agreed and understood that all of Tenant’s liabilities and obligations set forth in this subsection (c) shall survive termination.

(d) Landlord and Tenant acknowledge and agree that the payment of the Accelerated Rent Difference or the Accelerated Rent as set above shall not be deemed a penalty, but merely shall constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

(e) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

Section 13.03. Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

Section 13.04. Limitation of Landlord’s Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05. Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

ARTICLE 14 – INTENTIONALLY DELETED

ARTICLE 15—TENANT’S RESPONSIBILITY REGARDING

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

(a) “Environmental Laws” shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b) “Hazardous Substances” shall mean those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” under Environmental Laws and petroleum products.

Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws.

Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.04. Tenant’s Indemnification. Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.05. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (each an “Existing Condition”). Existing Conditions shall include, but shall not be limited to, any Recognized Environmental Condition (REC) and de minimis Condition identified in the ASTM Standard E1527-05 Phase I Environmental Site Assessment of the Leased Premises, dated June 29, 2012, prepared by Mostardi Platt.

ARTICLE 16—MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State of Illinois.

Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein.

Section 16.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that no real estate brokers are involved in the negotiation and execution of this Lease and that no party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part.

Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(j). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed by certified mail, return receipt requested, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord (i) on an annual basis, within ninety (90) days following the end of Tenant’s fiscal year, a copy of Tenant’s audited and certified financial statements (which may be consolidated) prepared as of the end of Tenant’s fiscal year, and (ii) within ten (10) days following a written request by Landlord, Tenant’s most recent certified financial statements (which may be consolidated). All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied and shall be considered confidential information and shall be appropriately held as confidential by Landlord.

If disclosure of Tenant’s financial statements provided to Landlord hereunder by is reasonably necessary in connection with Landlord’s financing, refinancing or sale of the Building, then Landlord shall have the right to provide such financial statements to such lender or prospective purchaser on a confidential, need-to-know basis, provided that the intended recipient of such financial statements enters into a non-disclosure / confidentiality agreement with Tenant in form reasonably acceptable to Tenant. Tenant hereby covenants and agrees to execute or cause to be executed any such non-disclosure / confidentiality agreement within three (3) days of written request therefor.

Section 16.09. Representations and Warranties.

(a) Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b) Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.10. Signage. Tenant may, at its own expense, erect a sign concerning the business of Tenant that shall be in keeping with the decor and other signs on the Building. All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord, which approval shall not be unreasonably withheld or delayed, and shall be in compliance with any codes and recorded restrictions applicable to the sign or the Building. The location, size and style of all signs shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any damage to the Leased Premises.

Section 16.11. Consent. Where the consent of a party is required, such consent will not be unreasonably withheld or delayed.

Section 16.12. Time. Time is of the essence of each term and provision of this Lease.

Section 16.13. Intentionally Deleted.

Section 16.14. Consent to Jurisdiction. Tenant irrevocably submits to the nonexclusive jurisdiction of any United States federal court or Illinois state court sitting in the state of Illinois in any action or proceeding arising out of or relating to this Lease and Tenant irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or later have as to the venue of any such suit, action or proceeding brought in such a court or that such a court is an inconvenient forum.

Section 16.15. Waiver of Jury Trial. Landlord and Tenant each hereby expressly, irrevocably, fully and forever release, waive and relinquish any and all right to trial by jury.

Section 16.16. Execution in Counterpart. This Lease may be executed in multiple counterparts, each of which shall be deemed an original, but together shall constitute one agreement. This Lease may be executed and delivered via facsimile with the same force and effect as if an original of this Amendment were executed and delivered

[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

TORBURN PRATT BOULEVARD, LLC, a Delaware limited liability company

By:	TORBURN PARTNERS, INC., an Illinois corporation, its sole member

By:
	Name:	Michael K. Burns
	Its:	President

TENANT:

MATERIAL SCIENCES CORPORATION, a Delaware corporation

By:
Name: James D. Pawlak
Title: Vice President and Chief Financial Officer

EXHIBIT A

SITE PLAN OF LEASED PREMISES

[ATTACHED]

Exhibit “A-1”

EXHIBIT B

HISTORICAL UTILITY USAGE

[ATTACHED]

Exhibit “B”

EXHIBIT C

RULES AND REGULATIONS

1. The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord’s prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant.

4. The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

5. No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord. Tenant shall not have access to the roof without prior written notice to Landlord.

6. No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.

7. The Leased Premises shall not be used for manufacturing, unless such use conforms to the zoning applicable to the area. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

8. No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

Exhibit “C”

9. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

11. No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand.

12. Each tenant shall be responsible for all persons entering the Building at tenant’s invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

13. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

14. All equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

15. There shall not be used in any space, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

16. The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord.

17. Tenants will insure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building.

18 Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

Exhibit “C”

19. No outside storage is permitted including without limitation the storage of trucks and other vehicles.

20. No tenant shall be allowed to conduct an auction from the Leased Premises without the prior written consent of Landlord.

It is Landlord’s desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein.

Exhibit “C”

EXHIBIT D

PARKING LOTS

285'-0"
35'-0" LEASED
277'-0"
8'-0"
309.83
214.69
N
GRASSY AREA
PARKING
ON LOT 106 SPACES
WALK
WHEEL STOPS (30 EA SIDE)
STONE AREA
1 MSC PARKING
1 MAIN STEEL PARKING AREA
21
LIGHTS
MSC PARKING
MSC PARKING
UNIFORM RADIUS
31'-7 9/16" REF
PRATT BLVD.
46'-2 1/16"
92'-4"
92'-4"
MSC PARKING
75
GRASSY AREA
31'-11 5/8"
4'-0"
30'-0"
173'-11 3/4"
4'-0" TYP
BUSH LINE
VILLAGE STORM
142'-6"
106'-3"
NICHOLAS BLVD
DRAINAGE ON EAST SIDE AS SHOWN PER

Exhibit “D”